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                                                                    EXHIBIT 99.1
                                 UNITED BANCORP
                         SPECIAL MEETING OF SHAREHOLDERS
                                 March 30, 2000

         The undersigned hereby appoints the Board of Directors of United Bancorp, and the survivor of them, with full powers of substitution, to act as attorney and proxies for the undersigned to vote all shares of common stock of United Bancorp that the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held on March 30, 2000, 7:00 p.m., at Douglas National Bank, 555 S.E. Kane Street, Roseburg, Oregon, and at any and all adjournments thereof, as follows:

(1) The adoption and approval of the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank, as amended as of December 14, 1999, and the merger of United Bancorp with and into PremierWest Bancorp under the Oregon Business Corporation Act:

               FOR                  AGAINST                    ABSTAIN
               [_]                    [_]                         [_]

(2) To act on such matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL

         This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal stated. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. Should the undersigned be present and elect to vote at the Special Meeting of Shareholders or any adjournment thereof, and after notification to the Secretary of United Bancorp at the meeting of the shareholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from United Bancorp, prior to the execution of this Proxy, of Notice of the Special Meeting and a Prospectus/Joint Proxy Statement dated _________________, 2000.

Dated:                                 , 2000
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                                                 SIGNATURE OF SHAREHOLDER



                                                 ------------------------
                                                 SIGNATURE OF SHAREHOLDER

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                      IN THE ENCLOSED POSTAGE-PAID ENVELOPE